UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 27, 2023

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.
On February 2, 2023, Cognizant Technology Solutions Corporation (the “Company”), issued a press release to report the Company’s financial results for the quarter ended December 31, 2022. The full text of the press release and the infographic embedded in and part of such press release are attached to this current report on Form 8-K as Exhibits 99.1 and 99.2, respectively.*
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On January 27, 2023, the Board of Directors (the “Board”) of the Company increased the size of the Board from eleven to twelve members, effective February 21, 2023 and appointed Eric Branderiz to the Board, effective February 21, 2023. Mr. Branderiz will stand for re-election at the 2023 annual meeting of shareholders. The Board determined that Mr. Branderiz qualifies as an “independent director” under the rules of The Nasdaq Stock Market, LLC. Mr. Branderiz was selected to serve on the Board because he brings experience in the technology sector combined with his extensive experience in finance, accounting and financial reporting, mergers & acquisitions, risk management, ESG and corporate governance,” as summarized below.
Mr. Branderiz, 57, served as the Executive Vice President and Chief Financial Officer of Enphase Energy, Inc., a renewal energy technology company, from June 2018 to February 2022 and continued serving as an advisor until June 2022. Prior to joining Enphase, Mr. Branderiz served as the Chief Accounting Officer and Corporate Controller of Tesla, Inc., an automotive and renewal energy company from October 2016 to March 2018, and in various senior roles, including as the Senior Vice President, Corporate Controller and Chief Accounting Officer, at SunPower Corporation, a solar energy system design and manufacturing company, from 2010 to 2016. Prior to joining SunPower Corporation, Mr. Branderiz served in various senior roles with Knowledge Learning Corporation, Spansion, Inc., and Advanced Micro Devices, Inc. Mr. Branderiz also serves on the Board of Directors of Fortive Corporation, a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. He is a Certified Public Accountant in California and received his bachelor’s degree in Business Commerce with an emphasis on Accounting from University of Alberta, Canada.
In connection with his appointment, Mr. Branderiz will receive compensation for serving on the Board as follows:
•A cash retainer of $29,315 (the pro-rated portion of the $100,000 annual cash retainer amount paid to all directors for service between the 2022 and 2023 annual meetings of shareholders of the Company); and
•The grant of a number of restricted stock units equal in value to $61,562 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share on February 21, 2023 (rounded down to the nearest whole share), with such stock grant to vest on February 21, 2024 (such grant being the pro-rated portion of the $210,000 in restricted stock units, based on fair market value on date of grant, granted to all directors for service between the 2022 and 2023 annual meetings of shareholders of the Company).
Mr. Branderiz will enter into the Company’s standard form of indemnification agreement for directors and officers with the Company.
Notification from Maureen Breakiron-Evans regarding Decision Not to Stand for Re-Election
In connection with Mr. Branderiz’s appointment on January 27, 2023, Maureen Breakiron-Evans, who has been a member of the Board since 2009, informed the Company’s Board that she will not stand for re-election at the Company’s 2023 annual meeting of shareholders.
Item 7.01.    Regulation FD Disclosure.
The Company’s investor presentation containing additional financial information for the quarter ended December 31, 2022 is attached to this current report on Form 8-K as Exhibit 99.3.*

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cognizant Technology Solutions Corporation, dated February 2, 2023.
99.2	Investor Infographic, dated February 2, 2023.
99.3	Investor Presentation, dated February 2, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	The information in Item 2.02, Item 7.01, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Jan Siegmund
Name:	Jan Siegmund
Title:	Chief Financial Officer

Date: February 2, 2023